SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        Commission File Number:
                   December 13, 1996                             0-26450



                           ORION NETWORK SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                 Delaware                                52-1271418
       (State or other jurisdiction                     (IRS Employer
             of incorporation)                     Identification Number)



                             2440 Research Boulevard
                                    Suite 400
                            Rockville, Maryland 20850
              (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (301) 258-8101


          (Former name or former address, if changed since last report)

                                 Not applicable

                           ORION NETWORK SYSTEMS, INC.

Item 5  - Other Events

                  Orion Network Systems, Inc. ("Orion") has agreed to acquire all of the interests which it does not already own in the Orion Atlantic partnership. Orion currently owns 41.7% of Orion Atlantic, a limited partnership formed in 1991 to construct, launch and operate communications satellites over the Atlantic Ocean. The partners whose interests are being acquired by the
Company are British Aerospace Communications, Inc., COM DEV Satellite Communications Limited, Kingston Communications International Limited, Lockheed Martin Commercial Launch Services, Inc., MCN Sat US, Inc. (an affiliate of Matra Hachette), and Trans Atlantic Satellite, Inc. (an affiliate of Nissho Iwai Corp.). A copy of the Section 351 Exchange Agreement and Plan of Conversion (together with certain exhibits thereto) is attached as Exhibit B to this report on Form 8-K, and is incorporated by reference herein.

                  Under the agreement Orion is to exchange approximately $122 million of a new class of convertible preferred stock for the acquired interests. The preferred stock will be convertible into common stock at $17.50 per share, representing approximately seven million common shares. The acquisition, which is expected to be completed in the first quarter of 1997, is subject to stockholder approval and the refinancing of approximately $210 million of existing Orion Atlantic bank debt.

                  In connection  with the  acquisition,  British  Aerospace will
invest   approximately   $50  million  in   convertible   securities  of  Orion,
representing approximately 3.5 million common shares.

                  As part of the exchange, Orion will form a new holding company substantially identical to Orion and merge into a subsidiary of that new company. As a result, the holding company will become publicly traded on the Nasdaq National Market System, Orion will become a subsidiary of the holding company and all of the stockholders of Orion will receive stock in the new company with substantially identical rights to the Orion stock they presently hold.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     ORION NETWORK SYSTEMS, INC.


Date:  December 19, 1996                             By:/S/W. Neil Bauer
                                                        ------------------------
                                                        W. Neil Bauer
                                                        President and CEO

                                  EXHIBIT INDEX
                                  -------------


Exhibit                             Description                             Page
-------                             -----------                             ----

 10 Section 351 Exchange Agreement and Plan of Conversion (the "Exchange Agreement"), dated as of June __, 1996 among International Private Satellite Partners, L.P., Orion Network Systems, Inc., Orion Satellite Corporation, British Aerospace Communications, Inc., COM DEV Satellite Communications Limited, Kingston Communications International Limited, Lockheed Martin Commercial Launch Services, Inc., MCN Sat US, Inc., and Trans Atlantic Satellite, Inc., and certain exhibits thereto

 99       Press Release dated December 16, 1996